UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)
____________________

(323) 937-1060

(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Mercury General Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders on May 13, 2015. The matters voted upon at the meeting include the election of ten directors, the approval of the Mercury General Corporation 2015 Incentive Award Plan, and a shareholder proposal regarding simple majority voting. The votes cast with respect to these matters were as follows:

Proposal 1: Election of Director:

Nominee	Number of Shares	Number of Shares
	Voted For	Withheld	Broker Non-Votes
George Joseph	49,117,654	253,325	0
Gabriel Tirador	49,137,903	233,076	0
Christopher Graves	49,133,098	237,881	0
Bruce A. Bunner	49,174,746	196,233	0
Michael D. Curtius	49,110,679	260,300	0
James G. Ellis	48,421,333	949,646	0
Richard E. Grayson	49,142,755	228,224	0
Martha E. Marcon	48,188,974	1,182,005	0
Donald P. Newell	47,878,397	1,492,582	0
Donald R. Spuehler	49,089,447	281,532	0

Each director nominee above was elected.

Proposal 2: Mercury General Corporation 2015 Incentive Award Plan:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
46,069,682	3,232,049	69,248	0

The proposal was approved.

Proposal 3: Shareholder proposal regarding simple majority voting:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
3,411,094	45,885,973	73,912	0

The proposal was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015    MERCURY GENERAL CORPORATION

By:     /s/ THEODORE STALICK
Name: Theodore Stalick
Its: Chief Financial Officer